UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): November 2, 2017

SilverBow Resources, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 1200
Houston, Texas 77079
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

N/A
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November, 2, 2017, the Board of Directors (the “Board”) of SilverBow Resources, Inc. (the “Company”) provided notice of termination to Robert J. Banks, Executive Vice President and Chief Operating Officer, whereby he will cease to be an officer of the Company and its subsidiaries on November 2, 2017, and will cease to be an employee of the Company on January 1, 2018. Mr. Banks will receive severance benefits in accordance with his First Amended and Restated Employment Agreement effective April 22, 2016, which was filed on April 28, 2016, as Exhibit 10.6 to Form 8-K.
The Board of SilverBow appointed Steven W. Adam as the Company’s Executive Vice President and Chief Operating Officer, effective November 6, 2017 (“Effective Date”). He will lead the Company’s operations and asset management efforts, including Reserve Reporting, Land Management, Supply Chain, Regulatory and Health Safety & Environment functions.
Mr. Adam, 62, was previously the Senior Vice President of Operations of Sanchez Oil and Gas, where he held a series of positions of increasing responsibility from May 2013 until July 2017, including Vice President of Operations—Eagle Ford. Mr. Adam has over 40 years of upstream exploration and production and petroleum services experience with both major and independent companies. He brings to the Company his unconventional resource management experiences with Sanchez Oil and Gas and Occidental Petroleum. Mr. Adam received a Bachelor of Science degree in Chemical Engineering from Montana State University, Master of Business Administration from Pepperdine University and Advanced Management Certificate from the University of California – Berkley. Mr. Adam has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Adam is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with Mr. Adam’s appointment, the Company and Mr. Adam entered into an employment agreement, effective as of the Effective Date (the “Employment Agreement”). The Employment Agreement provides for an initial three-year term with automatic renewals for an additional one-year period unless written notice of non-renewal is provided by either party at least 60 days prior to the expiration of the then-current initial term or renewal term. Under the Employment Agreement, Mr. Adam is entitled to receive an annualized base salary of $390,000 and eligible to receive an annual discretionary bonus with a target value of not less than 85% (and a maximum value of 170%) of Mr. Adam’s annualized base salary. The Employment Agreement also provides that, for each year in which he is employed by the Company thereunder, Mr. Adam will be eligible to receive annual equity awards with an aggregate target value of approximately 100% of his annualized base salary on the date of grant under the Company’s equity incentive plan, with the terms of such awards determined by the Board (or a committee thereof) in its sole discretion. The Employment Agreement further provides that Mr. Adam is eligible to participate in the Company’s benefit plans on the same terms as other senior executives of the Company.

As an inducement for Mr. Adam to serve as the Company’s Executive Vice President and Chief Operating Officer, as soon as practicable following the Effective Date, Mr. Adam will be granted:

•
a one-time award of options to purchase up to 0.51% of the outstanding shares of the Company’s common stock on the date of grant, at an exercise price equal to the fair market value of its common stock on the date of grant, which will vest in three substantially equal installments on March 22, 2020, March 22, 2021 and March 22, 2022, provided that Mr. Adam remains employed by the Company through each applicable vesting date; and

•
a one-time award of an aggregate number of restricted stock units equal to 0.34% of the outstanding shares of the Company’s common stock on the date of grant, which will vest in three substantially equal installments on March 22, 2020, March 22, 2021 and March 22, 2022, provided that Mr. Adam remains employed by the Company through each applicable vesting date.

Pursuant to the Employment Agreement, if Mr. Adam’s employment is terminated by us without “Cause” (as defined in the Employment Agreement) or by Mr. Adam for “Good Reason” (as defined in the Employment Agreement), subject to Mr. Adam’s continued compliance with certain restrictive covenants contained in the Employment Agreement (which are described in more detail below) and execution (and non-revocation) of a release of all claims in a form acceptable to the Company, Mr. Adam will receive severance equal to one times (or one and one-half times if such termination occurs within one year following a “Change in Control” (as defined in the Employment Agreement)) the sum of (a) his then-current annualized base salary and (b) the target value of his annual bonus for such year of termination, paid in substantially equal installments over 12 (or 18) months. Upon a termination of Mr. Adam’s employment by the Company without Cause, by Mr. Adam for Good Reason or due to death or “Disability” (as defined in the Employment Agreement), all outstanding unvested time-based equity awards held by Mr. Adam will vest as to the portion of each award that would have vested on or before the first anniversary of the termination date (with options remaining exercisable for 60 days following the date of such termination) and all outstanding unvested performance-based equity awards held by Mr. Adam will vest as to a pro-rata portion of each award, subject to the satisfaction of the performance conditions applicable to such awards and based on actual performance through such termination date. Upon a termination of Mr. Adam’s employment by the Company without Cause, by Mr. Adam for Good Reason or due to Mr. Adam’s death or Disability, subject to Mr. Adam’s timely and proper election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), Mr. Adam will be entitled to receive a monthly reimbursement amount equal to the difference between the monthly amount Mr. Adam pays to effect COBRA continuation coverage and the monthly employee contribution amount that active similarly situated employees of the Company pay for the same or similar coverage until the earlier of (x) the date Mr. Adam is no longer eligible to receive COBRA continuation coverage, (y) the date on which Mr. Adam becomes eligible to receive coverage under a group health plan sponsored by another employer and (z) the first anniversary of such termination date.

The Employment Agreement contains certain restrictive covenants applicable to Mr. Adam, including confidentiality, non-competition and non-solicitation obligations. The non-

competition obligation applies during the term of employment and generally for a period of (i) 12 months post-termination if a Change in Control has not occurred on or prior to Mr. Adam’s termination date, (ii) 18 months post-termination if a Change in Control has occurred on or prior to Mr. Adam’s termination date or (iii) 12 months post-termination if Mr. Adam does not receive a severance payment under the Employment Agreement. The non-solicitation obligation applies during the term of employment and for a period of 24 months post-termination.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 8.01	Other Events.

On November 6, 2017, the Company issued a press release announcing the appointment of Mr. Adam as the Company’s Executive Vice President and Chief Operating Officer, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.
Item 9.01.    Financial Statements and Exhibits
(d) Exhibits
The following exhibits in this index are required by Item 601 of Regulation S-K and are filed herewith or are incorporated herein by reference.

Exhibit Number	Description

10.1	Employment Agreement by and between SilverBow Resources, Inc. and Steven W. Adam
99.1	SilverBow Resources, Inc. press release dated November 6, 2017, regarding Steven W. Adam

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 6, 2017

SilverBow Resources, Inc.
By:	/s/ Christopher M. Abundis
Christopher M. Abundis Senior Vice President, General Counsel and Secretary

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